                                                                     Exhibit 5.1

                                                              November 30, 2006

Securities and Exchange Commission
100 F Street, NE
Washington, D.C.  20549

         Re:  FalconStor Software, Inc.
              Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel  for  FalconStor  Software,  Inc.,  a Delaware corporation (the "Company"),  in connection with the preparation and filing of a
Registration  Statement  on Form S-8  (the  "Registration  Statement")  with the
Securities and Exchange  Commission,  with respect to the registration under the
Securities  Act of 1933,  as amended  (the  "SEC"),  of the offer and sale of an aggregate of 1,500,000 common shares (the "Shares"), par value $0.001 per share, issued or issuable  under the Company's  2006  Incentive  Stock Option Plan (the
"Plan").

         We advise you that we have  examined  originals or copies  certified or otherwise identified to our satisfaction of the Certificate of Incorporation and
By-laws of the Company,  each as amended to date,  corporate  proceedings of the
Company,  the Plan,  the  documents to be sent or given to  participants  in the
Plan, the Registration Statement and such other documents and certificates,  and we have made such examination of law, as we have deemed appropriate as the basis for the  opinion  hereinafter  expressed.  In making such  examination,  we have assumed the  genuineness of all  signatures,  the  authenticity of all documents submitted  to us as  originals,  and the  conformity  to original  documents  of documents submitted to us as certified or photostatic copies.

         Based upon the  foregoing,  we are of the opinion  that the Shares that are currently outstanding as of the date hereof were duly and validly issued and are fully paid and  non-assessable  and such other Shares,  when issued and paid for in accordance  with the terms and conditions set forth in the Plan,  will be duly and validly issued, fully paid and non-assessable.

         We are  members  of the Bar of the State of New York and we  express no opinion as to the effects of any laws other than the federal  laws of the United
States  of  America,  the  laws  of the  State  of New  York,  and  the  General
Corporation Law of the State of Delaware,  which includes statutory  provisions, all applicable  provisions of the Delaware  constitution  and reported  judicial decisions interpreting those laws.

November 30, 2006

         We hereby  consent to the  filing of this  opinion as an exhibit to the
Registration  Statement  and to the  reference  to this firm  under the  caption
"Legal Matters" in the Registration Statement. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the  Securities Act or the rules and  regulations of the SEC.

         A member of this firm is a stockholder of the Company.

                         Very truly yours,

                         /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP